Exhibit 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 11-K of the Interland 401(k) Savings Plan (the “Plan”) for the period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Allen L. Shulman, Chief Financial Officer of Interland, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	June 27, 2003	/s/ Allen L. Shulman Allen L. Shulman Senior Vice President, Chief Financial Officer, and General Counsel of the Company

     This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Plan or the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company.